SUB-ITEM 77C



The shareholders of the MFS Core Equity Series (the "Core Equity Series"), a series of MFS Variable Insurance Trust (the "Trust"), held a special meeting of shareholders on March 19, 2015. Shareholders represented in person or by proxy voted as follows:



Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Core Equity Series, and MFS Variable Insurance Trust II, a Massachusetts business trust, on behalf of MFS Core Equity Portfolio (the "Core Equity Portfolio"), providing for the transfer of assets to and the assumption of liabilities of the Core Equity Series by the Core Equity Portfolio in exchange solely for shares of beneficial interest of the Core Equity Portfolio, and the distribution of Core Equity Portfolio shares to the shareholders of the Core Equity Series in complete liquidation and termination of the Core Equity Series.



--------------------------------------------------------------------------
|           |Dollars Voted |% of Outstanding Dollars|% of Dollars Present|
--------------------------------------------------------------------------
|Affirmative|56,469,387.525|                 83.546%|             88.478%|
--------------------------------------------------------------------------
|Against    | 1,354,442.189|                  2.004%|              2.122%|
--------------------------------------------------------------------------
|Abstain    | 5,998,976.079|                  8.875%|              9.399%|
--------------------------------------------------------------------------
|TOTAL      |63,822,805.793|                 94.425%|            100.000%|
--------------------------------------------------------------------------

The shareholders of the MFS Investors Growth Stock Series (the "Investors Growth Stock Series"), a series of MFS Variable Insurance Trust (the "Trust"), held a special meeting of shareholders on March 19, 2015. Shareholders represented in person or by proxy voted as follows:



Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Investors Growth Stock Series, and MFS Variable Insurance Trust II, a Massachusetts business trust, on behalf of MFS Massachusetts Investors Growth Stock Portfolio (the "Massachusetts Investors Growth Stock Portfolio"), providing for the transfer of assets to and the assumption of liabilities of the Massachusetts Investors Growth Stock Series by the Massachusetts Investors Growth Stock Portfolio in exchange solely for shares of beneficial interest of the Massachusetts Investors Growth Stock Portfolio, and the distribution of Massachusetts Investors Growth Stock Portfolio shares to the shareholders of the Investors Growth Stock Series in complete liquidation and termination of the Investors Growth Stock Series.



---------------------------------------------------------------------------
|           | Dollars Voted |% of Outstanding Dollars|% of Dollars Present|
---------------------------------------------------------------------------
|Affirmative|344,427,967.332|                 85.213%|             87.075%|
---------------------------------------------------------------------------
|Against    | 13,555,864.002|                  3.354%|              3.427%|
---------------------------------------------------------------------------
|Abstain    | 37,569,472.559|                  9.295%|              9.498%|
---------------------------------------------------------------------------
|TOTAL      |395,553,303.893|                 97.861%|            100.000%|
---------------------------------------------------------------------------


SUB-ITEM 77C (CONT.)



The shareholders of the MFS Research International Series (the "Research International Series"), a series of MFS Variable Insurance Trust (the "Trust"), held a special meeting of shareholders on March 19, 2015. Shareholders represented in person or by proxy voted as follows:



Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Research
International Series, and MFS Variable Insurance Trust II, a Massachusetts business trust, on behalf of MFS Research International Portfolio (the "Research International Portfolio"), providing for the transfer of assets to and the assumption of liabilities of the Research International Series by the Research International Portfolio in exchange solely for shares of beneficial interest of the Research International Portfolio, and the distribution of Research International Portfolio shares to the shareholders of the Research International Series in complete liquidation and termination of the Research International Series.



---------------------------------------------------------------------------
|           | Dollars Voted |% of Outstanding Dollars|% of Dollars Present|
---------------------------------------------------------------------------
|Affirmative|113,553,383.582|                 84.668%|             89.036%|
---------------------------------------------------------------------------
|Against    |  3,001,706.304|                  2.238%|              2.354%|
---------------------------------------------------------------------------
|Abstain    | 10,981,307.160|                  8.188%|              8.610%|
---------------------------------------------------------------------------
|TOTAL      |127,536,397.046|                 95.094%|            100.000%|
---------------------------------------------------------------------------